SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report                                                       May 5, 2005
(Date of earliest event reported)                                    May 4, 2005

                               QCR Holdings, Inc.
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             (Exact name of Registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

       0-22208                                          42-1397595
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(Commission File Number)                 (I.R.S. Employer Identification Number)


3551 Seventh Street, Suite 204, Moline, Illinois                        61265
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   (Address of principal executive offices)                           (Zip Code)

                                 (309) 736-3580
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              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

 __ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 __ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 __  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 __  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

A.   Trust Preferred Securities Offering

     On May 4, 2005, QCR Holdings, Inc. (the "Company") and its newly formed business trust subsidiary, QCR Holdings Statutory Trust IV, a Delaware statutory trust (the "Trust"), consummated the issuance and sale of 5,000 of the Trust's floating rate capital securities, with a liquidation amount of $1,000 per capital security (the "Capital Securities"), in a pooled trust preferred transaction. The entire proceeds from the sale by the Trust to the holders of the Capital Securities were combined with the entire proceeds from the sale by the Trust to the Company of its common securities and were used by the Trust to purchase $5,155,000 in principal amount of the floating rate junior subordinated deferrable interest debentures of the Company. No underwriting commissions or placement fees were paid in connection with the issuances. All of the securities were issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

     The terms of the debt securities are governed by an Indenture dated May 4, 2005 between the Company and Wells Fargo Bank, as Indenture Trustee. The debt securities accrue interest at a variable rate based on the three-month LIBOR, reset and payable quarterly, plus 1.80%. The debt securities are not redeemable by the Company during the first five years, absent certain changes in tax, investment company or bank regulatory statutes or regulations.

     The trust preferred securities were issued pursuant to a Purchase Agreement dated May 3, 2005, by and among the Company, the Trust and an initial purchaser. The terms of the trust preferred securities are governed by an Amended and Restated Declaration of Trust by and among the Company, Wells Fargo Bank, as Trustee, and the trust administrators. The trust preferred securities entitle the holders thereof to quarterly distributions at a per annum rate equal to the three-month LIBOR plus 1.80%. The trust preferred securities are not redeemable by the Trust during the first five years, absent certain changes in tax, investment company, bank regulatory statutes or regulations. Pursuant to a Guarantee Agreement dated May 4, 2005, by and between the Company and Wells Fargo Bank, as Trustee, the Company has agreed to guarantee the payments to be made to the holders of the trust securities, subject to the terms and conditions set forth therein.

     On May 5, 2005, the Company issued a press release announcing the transaction. The press release is attached hereto as Exhibit 99.1.

B.   Deferred Income Plan

     On January 26, 2005, the board of directors adopted and on May 4, 2005, the shareholders approved the QCR Holdings 2005 Deferred Income Plan. The plan will permit directors and certain selected key officers to defer all or a portion of their fees and cash compensation. The aggregate number of shares that may be obtained by directors and selected key officers under the plan is 100,000 shares. All shares distributed under the plan will come from the Company's treasury shares or from open market purchases. Upon completing an irrevocable election once a year to defer all or a portion of the fees and cash compensation a participant receives from the Company, the deferred amounts will be invested in one of the available investment alternatives. Currently, only investments in Company common stock are permitted under the plan. On May 5, 2005, the Company issued a press release announcing the adoption of the plan. The press release is attached hereto as Exhibit 99.1.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

See information provided under Section A of Item 1.01 herein.

Item 8.01 Other Events

The annual meeting of stockholders was held at The Lodge located at 900 Spruce Hills Drive, Bettendorf, Iowa on Wednesday, May 4, 2005 at 10:00 a.m. At the meeting, Patrick S. Baird, John K. Lawson and Ronald G. Peterson were re-elected to serve as Class III, with terms expiring in 2008. Continuing as Class I directors, with terms expiring in 2006, are Michael A. Bauer, James J. Brownson, and Henry Royer. Continuing as Class II directors, with terms expiring in 2007, are Larry J. Helling, Douglas M. Hultquist and Mark C. Kilmer. Also, at the meeting there was approval of the QCR Holdings 2005 Deferred Income Plan. On May 5, 2005, the Company issued a press release announcing the results of the meeting. The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

          (c) Exhibits.

              99.1 Press Release dated May 5, 2005


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 QCR HOLDINGS, INC.


Dated:  May 5,  2005                             By: /s/ Todd A. Gipple
                                                     ---------------------------
                                                     Todd A. Gipple
                                                     Executive Vice President
                                                     and Chief Financial Officer


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